UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under § 240.14a-12

PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

DOMA PERPETUAL LO EQUITY MASTER FUND LP

DOMA PERPETUAL CAPITAL MANAGEMENT LLC

DOMA1 LLC

DOMA PERPETUAL PARTNERS GP LLC

DOMA2 LLC

RELIABILITY LLC

PEDRO ESCUDERO

ERIC DE ARMAS

CHRISTOPHER DENNIS

OLIVER BENTON “BEN” CURTIS III

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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DOMA Perpetual Capital Management LLC, a Delaware limited liability company (“DOMA”), together with the other participants named herein, have filed a preliminary proxy statement, and intend to file a definitive proxy statement, and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Pacira Biosciences, Inc., a Delaware corporation (the “Company”).

Item 1: On May 12, 2026, representatives of DOMA gave a presentation to representatives of Institutional Shareholder Services Inc. (“ISS”) regarding the Company (the “ISS Presentation”). A copy of the ISS Presentation is attached hereto as Exhibit 1 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

DOMA, together with the other participants named herein, have filed a preliminary proxy statement, and intend to file a definitive proxy statement, and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of stockholders of Pacira BioSciences, Inc., a Delaware corporation (the “Company”).

DOMA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are DOMA, DOMA1 LLC, a Delaware limited liability company (“DOMA1”), DOMA Perpetual LO Equity Master Fund LP, an exempted limited partnership organized under the laws of the Cayman Islands (“DOMA LO Master”), DOMA Perpetual Partners GP LLC, a Delaware limited liability company (“DOMA GP”), DOMA2 LLC, a Delaware limited liability company (“DOMA2”), Reliability LLC, an investment holding company wholly-owned by the John Templeton Foundation (“JTF”), Pedro Escudero, Christopher Dennis, Oliver Benton Curtis and Eric de Armas.

As of the date hereof, DOMA LO Master directly beneficially owns 1,965,775 shares of Common Stock, par value $0.001 par value per share, of the Company (the “Common Stock”). As of the date hereof, JTF directly beneficially owns 812,019 shares of Common Stock.xi As of the date hereof, Pedro Escudero directly beneficially owns 159,000 shares of Common Stock. As of the date hereof, Mr. de Armas directly beneficially owns 1,389 shares of Common Stock. As Investment Manager of DOMA LO Master and JTF, DOMA may be deemed to beneficially own the 2,777,794 shares of Common Stock beneficially owned by DOMA LO Master. As the managing member of DOMA, DOMA1 may be deemed to beneficially own the 2,777,794 shares of Common Stock beneficially owned by DOMA. As general partner of DOMA LO Master, DOMA GP may be deemed to beneficially own the 1,965,775 shares of Common Stock beneficially owned by DOMA LO Master. As the managing member of DOMA GP, DOMA2 may be deemed to beneficially own the 1,965,775 shares of Common Stock beneficially owned by DOMA GP. As Founder and Chief Investment Officer of DOMA and Managing Member of DOMA GP, DOMA1 and DOMA2 Mr. Escudero may be deemed to beneficially own the 2,777,794 shares of Common Stock beneficially owned by DOMA and DOMA GP in addition to the 159,000 shares of Common Stock directly beneficially owned by Mr. Escudero. As of the date hereof, neither Messrs. Dennis nor Curtis beneficially own any shares of Common Stock.

Disclaimer

The attached presentation has been prepared by DOMA. The views expressed therein reflect the opinions of DOMA and are based on publicly available information with respect to Pacira BioSciences, Inc. (“Pacira” or the “Company”). DOMA recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with DOMA’s conclusions. DOMA reserves the right to change or modify any of such views or opinions at any time and for any reason and expressly disclaims any obligation to correct, update, or revise the information contained herein or to otherwise provide any additional materials.

For the avoidance of doubt, this presentation was not produced by any person that is affiliated with Pacira, nor was its content endorsed by Pacira. This presentation is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. One or more funds managed by DOMA currently beneficially owns shares of the Company.

Some of the materials in this presentation contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on DOMA’s current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of DOMA.

Exhibit 1

FOR INTENDED RECIPIENT ONLY Pacira BioSciences Annual Shareholder Meeting June 9, 2026

EXECUTIVE SUMMARY 2 EXPAREL is approximately 80 % of Pacira’s revenue, deeming it a mission critical product . In 2024, Pacira lost an IP battle and had to settle with the generic costing shareholders approximately 38% of future EXPAREL volumes, beginning in 2030. In January 2025, Pacira launched the 5x30 plan, enthusiastically targeting double - digit compounded revenue growth. Instead, total revenues only increased by 4% while R&D spending increased by 44% and SG&A increased by 25% in 2025. Since the adoption of 5x30, the stock price has continued to underperform. Shareholders haven’t seen a return in the last 10yr, 5yr, 3yr, 2yr and YTD reflecting the market’s lack of trust in Management. UNDERPERFORMANCE In late 2025, Pacira and Board filed two more patent infringement suits, even after losing the first battle, putting shareholders and the entire company at risk, again. The current Board is comprised of eight directors with clinical, medical, or pharmaceutical R&D backgrounds. One member with a CFO background at a biotech firm, that operates under persistent losses. Lastly, one board member with legal background, who regardless of this showed a lack of oversight and risk of continued litigation in IP battles. These board members fail to protect shareholder value and are willing to bet the entire company, again. We believe another IP loss could wipe out investors. LACK OF OVERSIGHT We believe the Company is at a risk of total value destruction as EXPAREL remains at the forefront of IP battles . The Board’s decision to continue patent litigation despite the previous loss has placed shareholder capital in jeopardy . The current board remains misaligned and skewed towards clinical R&D entities that operate under negative cash flow and do not generate shareholder return . Our board nominees bring a fresh perspective to Pacira and will help pivot Pacira away from litigation risk and towards value generation . DOMA’S ACTION PLAN Removal of CEO and appointment of Interim CEO to prepare the company for a sale. New committee of Directors designed to assist with the sales process of the company and ensure transparency . Shareholder approval on sale price . We believe the ultimate decision on the Company’s value belongs to the shareholders and all bids should be made public . We believe shareholders should have the final vote on the definitive price of any proposed sale . Source: Pacira BioSciences Company Filings, Bloomberg Database, DOMA Internal Calculations, as of March 16 th 2026 Shareholder driven Board change is critical to break - up a dysfunctional Board tied up in litigation risk rather than protecting shareholder value.

DOMA Perpetual Believes Pacira’s Board and Management are Committing Gross Negligence by Misleading Investors About the True Risks the Business Faces

ENGAGEMENT HISTORY: DOMA’S PUSH FOR CAPITAL ALLOCATION 4 ▪ At the beginning of 2023, Pedro Escudero had a telephone call with Charles Reinhart and Susan Mesco regarding generic drugs coming to market, prior to DOMA’s investment in the company. ▪ In July 2023, DOMA begins to establish a position in Pacira BioSciences. ▪ From September 2023 through year end, Mr. Escudero had various meetings virtual and in - person, and also sent a private letter, expressing his concerns over the stock price, capital allocation and the retirement of CEO, David Stack. 2023 ▪ In March 2024, Mr. Escudero spoke with Susan Mesco and Frank Lee about several topics, including volume growth, NOPAIN Act, and capital allocation. ▪ In July 2024, the FDA approved a generic competitor and Mr. Escudero’s concerns over the IP Litigation, and generic increased. ▪ Mr. Escudero spoke with Susan Mesco, 4 times in July regarding patent litigation, in which Ms. Mesco assured him that Pacira has a strong legal strategy in place and they firmly believe eVenus is infringing upon their patents. ▪ Mr. Escudero sent a letter to the board, urging for a tender offer followed by a stock buyback. ▪ In August 2024, the court ruled against Pacira and found a key EXPAREL patent invalid, and the stock price declined by nearly 50%. ▪ Following the ruling, Mr. Escudero spoke with Ms. Mesco and Anthony Molloy, Pacira’s head of legal, to discuss timeline and upcoming legal cases. ▪ Mr. Escudero then sent a letter advocating for the company to settle with eVenus and execute a capital allocation strategy. ▪ In September 2024, DOMA decided to take their concerns public by issuing a press release urging the company to execute a buyback. Mr. Escudero spoke with company representatives regarding the release. ▪ DOMA then filed a DEFN14A with intent to nominate three directors for the board. 2024

ENGAGEMENT HISTORY: DOMA’S PUSH FOR CAPITAL ALLOCATION 5 ▪ In February 2025 , Mr . Escudero spoke with Mr . Lee and Ms . Mesco regarding proxy efforts, capital allocation and the 5 x 30 plan . Mr . Escudero also sent a letter to the board expressing concern over underperformance . ▪ From March 2025 through April 2025, Mr. Escudero engaged with multiple company representatives by phone and by email in an effort to settle the proxy contest. ▪ In August 2025, Mr. Escudero met with Ms. Mesco and Mr. Lee on various occasions to discuss capital allocation strategy. ▪ In October 2025, Mr. Escudero requested a call with the Board, in which he was told he could only meet with them in Q4. During this time, Pacira was made aware of two more generic filings with the FDA. At the end of October, a meeting with the board was finally scheduled for November 25 th , nearly two months after the initial call request. ▪ On the call with the board, Mr. Escudero expressed his concerns over the future of EXPAREL, and requested the board announce a formal sales process. ▪ In December 2025, Mr. Escudero sent a letter expressing concerns with respect to board members fulfilling their duties, and later issued a press release indicating DOMA’s intent to nominate three director candidates. 2025 ▪ In January 2026 , Mr . Escudero sent an email to the Board informing them of an upcoming letter from DOMA’s counsel . ▪ From February 2026 through March 2026 , Mr . Escudero communicated with two board members via email, including the chair, sharing views on several topics and notifying that the Board would be receiving DOMA’s notice of nomination of three director candidates . ▪ In April 2026 , DOMA remains committed to full cooperation with the Company’s nomination process, and filed a preliminary proxy statement with the SEC . ▪ In May 2026 , DOMA filed a revised preliminary proxy statement with the SEC . 2026

IP LITIGATION: PACIRA VS. EVENUS A court loss cost Pacira over 30% of its flagship product ▪ In 2021 , Pacira BioSciences filed a patent infringement lawsuit against eVenus Pharmaceutical Laboratories, Inc . following eVenus’ filing of an Abbreviated New Drug Application (ANDA) for the generic version of EXPAREL . This automatically triggered a 30 - month stay for FDA approval . ▪ The Lawsuit was heavily centered on a single patent, Pacira’s US Patent No. 11,033,495 (’495 Patent). ▪ Throughout 2023 , Management and Pacira’s legal team maintained their confidence in the ’ 495 Patent and that EXPAREL was protected and eVenus was infringing on their patents . ▪ On August 9 th 2024, the court ruling found Pacira’s ’495 Patent invalid and the stock price dropped by nearly 50% in a single day. ▪ That same day, Pacira released a statement reaffirming their confidence in their IP and stated they would appeal the ruling. ▪ In April of 2025, Pacira and eVenus announced a settlement, ending their multi - year legal battle. ▪ The settlement included a volume - limited license, allowing eVenus to enter the market beginning in 2030 with full market entry in 2039 . ▪ Initial years launch with “high single - digit” percentage of total volume that will gradually increase to the “high thirties” by 2036. 6 Source: Pacira Biosciences Company Filings, DOMA Internal Calculations, Pacira Biosciences August 9, 2024, Press Release Pacira gave away a high thirties’ percentage of future EXPAREL volumes.

LACK OF OVERSIGHT: POTENTIAL GROSS NEGLIGENCE The Board is willing to bet the entire company again after losing prior patent litigation ▪ Pacira already lost a patent battle and had to settle for hundreds of millions in value destruction and cost shareholders approximately 38 % of EXPAREL volumes prior to patent expiration . ▪ Two new generics are threatening the entire business, and the Board is willing to bet the Company again. ▪ Pacira filed two more patent infringement lawsuits against WhiteOak Group and Qilu Pharmaceuticals in 2025. This triggered a 30 - month stay, thereby dragging a trial until late 2027 or early 2028, unless a settlement is reached. ▪ With EXPAREL accounting for about 80 % of total revenue and a significantly higher portion of net income, the product represents an “essential and mission - critical” asset under the Marchand v . Barnhill standard from the Delaware Supreme Court case, where the Board was found to have breached their fiduciary duty of loyalty . ▪ Despite this extreme concentration of risk, the Board appears to be willing to “bet the company” on high - stakes litigation once again, seemingly gambling with the entire Company . ▪ As Pacira clearly states in their Risk Factors*, they cannot predict the outcome of Litigation, and an unfavorable outcome can adversely affect the Company’s business operations. We believe another adverse court outcome would likely evaporate any remaining shareholder value, and we consider the Board’s continued reliance on risky litigation to be an act of gross negligence and a breach of the duty of care. 7 Source: Pacira Biosciences Company Filings, DOMA Internal Calculations, Pacira Biosciences August 9, 2024, Press Release, Marchand v. Barnhill, 212 A.3d 805, 821 – 22 (Del. 2019) (explaining that where a company’s central compliance risk goes to the company’s “essential and mission critical product,” the board must make a “good faith effort to put in place a reasonable system of monitoring and reporting about the corporation’s central compliance risks”). *See Risk Factors in the 10 - K Filings. EXPAREL accounts for 80% of total revenue deeming it a “mission - critical asset”

GAMBLING WITH SHAREHOLDERS CAPITAL WHILE ENRICHING HIMSELF 8 Sources: Pacira PREC14A Filing, Pacira Biosciences Company Filings, Bloomberg database. Return data is calculated as of May 11, 2026 at 1pm EST. “…the outcome is uncertain and cannot be guaranteed .” – Frank D. Lee, CEO COMPENSATION VS. NET INCOME +$28M FRANK LEE’S COMPENSATION (LAST 2YRS) - $93M NET INCOME (LAST 2YRS) SPENDING VS. NET INCOME STOCK - BASED COMPENSATION VS. SHAREHOLDER RETURN +91% SPENDING IN R&D AND SG&A (LAST 5YRS) - 83% NET INCOME (LAST 5YRS) +19% STOCK - BASED COMPENSATION (LAST 2YRS) - 29% SHAREHOLDER RETURN UNDER FRANK LEE - 63% SHAREHOLDER RETURN (LAST 5YRS) - 55% SHAREHOLDER RETURN (LAST 10YRS)

SUSTAINED VALUE DESTRUCTION Stock price has declined 55% in last 10 years 9 Source: Bloomberg Database, DOMA Internal Calculations, Data as of May 11, 2026 at 1pm EST.

Shareholders have lost money in 10 yrs, 5yrs, 3yrs, 2yrs, YTD and since Frank Lee was appointed returns SUSTAINED VALUE DESTRUCTION 10 Sources: Bloomberg Database, DOMA Internal Calculations, as of March 16 th 2026

RECORD SPENDING AMIDST VANISHING PROFITS 11 R&D and SG&A Spending vs. Net Income Last 5yrs Sources: Pacira Biosciences 10 - K, DOMA Internal Calculations, Data shown in thousands.

PAY WITHOUT PERFORMANCE 12 Skyrocketing CEO Pay Amidst Stagnant Shareholder Returns in thousands 2024 2025 Total Compensation of Frank Lee 15,944 11,637 Net Income (99,560) 7,034 Sources: Pacira Biosciences 2024 10 - K, Proxy Filings. Bloomberg Database, DOMA Internal Calculations Stock Price data as of May 11, 2026 at 1pm EST via Bloomberg Database While operational costs and executive pay have trended upward, the company has failed to post a profit in the last two years. Frank Lee has earned more money than all shareholders combined. While shareholders have not seen a profit over the last two years, Frank Lee’s total compensation has exceeded the company’s entire net earnings during that same period. *Two - year period includes 2024 and 2025 Compensation for Frank Lee. COMPENSATION VS. NET INCOME +$28M FRANK LEE’S COMPENSATION (LAST 2YRS) - $93M NET INCOME (LAST 2YRS) Stock Price since Frank Lee joined as CEO

THE COST OF UNDERPERFORMANCE 13 $121M Executive & Director Pay vs. $93M Net Loss R&D and SG&A Surge 54% since Frank Lee was appointed Executives and Directors were paid $121M in two years, while shareholders have not seen a return. ▪ Total R&D and SG&A spending grew by 41%. ▪ Net Income decreased 83%. Source: Pacira Biosciences Proxy Filings, Pacira Biosciences 2024 and 2025 10 - Ks, DOMA Internal Calculations Data shown in thousands.

WASTEFUL SPENDING WITHOUT PROFITABILITY

Shareholders Funded a $900,000 Relocation and a new SF Headquarters only to please the CEO

Subsidizing the new CEO: Shareholders funded a $900,000 relocation bonus for Frank Lee, only to later bear the recurring costs to fly executives across the country every few weeks.

Shortly after, the board approved to relocate the headquarters to San Francisco, one of the most expensive markets, without a clear strategic ROI or benefit to the bottom line.

Total R&D and SG&A spending is 25x their Operating Income

in thousands	2023	2024	2025
Income from Operations	87,675	(73,371)	19,191
Net Income	41,955	(99,560)	7,034

in thousands	2024	2025	% YoY Change
R&D	$81,577	$117,312	**+44%**
SG&A	$294,099	$368,759	**+25%**

Rising Costs: Significant increase in R&D and SG&A spending in 2025, despite flat growth in their key products, like Zilretta and negligible Operating Income and Net Income returns.

Sources: Pacira Biosciences 8-K filings, December 2023, May 2025, Pacira Biosciences 10-K Filings

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STOCK - BASED COMPENSATION Stock - based compensation continues to increase while the company reports minimal operating income 15 Source: Pacira Biosciences Proxy Filings, DOMA Internal Calculations $45,000,000 $50,000,000 $55,000,000 $60,000,000 $65,000,000 2021 2022 2023 2024 2025

STOCK - BASED COMPENSATION: DILUTION 16 Compensation: The board has shifted management incentives from performance - based options to Restricted Stock Units (RSUs) which can retain value even if the stock price declines. This further misaligns Management with shareholder interests as well as creating further dilution to shareholders. The pivot to RSUs eliminates executive alignment with shareholders Unlimited Equity Dilution for Executive Compensation The Board has repeatedly granted awards without shareholder approval under Nasdaq Listing Rule 5635(c)(4), which permits employment - inducement awards subject to independent committee approval and prompt public disclosure. By relying on NASDAQ Listing Rule 5635(c)(4), the Board was able to approve a large equity award for Mr. Lee and has since continued to capitalize on this rule by consistently adding more shares to the Inducement Plan without shareholder vote. Since January 2025, Pacira has issued shares under this rule over ten times, without shareholder approval. Source: Pacira Biosciences Proxy Filing, Pacira Biosciences Amended and Restated 2014 Inducement Plan, Pacira Biosciences 8K filing, December 21 st , 2023, Pacira Company Filings

A BOARD BUILT FOR CLINICAL LABS, NOT FOR MAXIMIZING SHAREHOLDER VALUE

Board Composition, by the Numbers

CLINICAL, MEDICAL & PHARMA. R&D - 8
Frank Lee
Laura Brege
Marcelo Bigal, MD, PhD
Thomas Wiggans
Mark Froimson, MD
Mark Kronenfeld, MD
Micheal Yang
Samit Hirawat, MD

LEGAL - 1
Chris Christie: *Political Reputational Risk*

FINANCE - 1
Alethia Young: *Former CFO of a company with chronic cash burn*

The current board is lacking diversification, primarily comprised of physicians, researchers and biotech.

- **Lack of Risk Management Expertise**
  - The Board allowed Pacira to engage in **high-risk, patent litigation, for the second time,** without any downside protection. After losing a battle which led to a settlement that permanently impaired the EXPAREL product, this litigation **could lead to a complete destruction of the firm.**
- **Lack of Capital Allocation Experience**
  - The Board's composition is heavily skewed toward R&D and clinical and medical backgrounds – which prioritize speculative innovation over risk management and disciplined capital allocation.
  - Although one board member is a former CFO of a pre-revenue biotech company, their experience is rooted in managing persistent net losses, rather than disciplined capital allocation.
- The Board's independence is compromised by lucrative compensation (*nearly 2x that of the average Board compensation of other publicly traded Mid-caps*) that rewards **presence over performance**, creating a fundamental conflict of interest with shareholders.

Company Nominees for Election in 2026



SAMIT HIRAWAT

Dr. Hirawat's expertise in pipeline development is redundant within the current Board; **his appointment fails to introduce the diversification** or necessary expertise in capital allocation and strategic oversight required to navigate EXPAREL's generic threats and ongoing IP litigation.

LACK OF SKILL DIVERSIFICATION
ANOTHER CLINICAL, MEDICAL AND R&D CANDIDATE



THOMAS WIGGANS

While Mr. Wiggans has a track record of successful exits in early–stage R&D entities**, his skill-set adds redundancy rather than diversification** and reinforces the Board's existing strategic bias toward speculative R&D.

LACK OF SKILL DIVERSIFICATION
ANOTHER CLINICAL, MEDICAL AND R&D CANDIDATE



CHRIS CHRISTIE

While Mr. Christie possesses a legal background, his primary role as a **political and media contributor for ABC News presents partisan reputational risk to Pacira. Furthermore, his presence has failed to provide the oversight needed to mitigate high-risk IP litigation.**

Source: pacira.com, Pacira Biosciences 2025 Proxy Filing, The BDO 600, 2025 Study of Board Compensation Practices of 600 Mid-Market Public Companies

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GOVERANCE DESIGNED TO LIMIT SHAREHOLDER INFLUENCE AND PREVENT ACCOUNTABILITY 18 Source: Pacira BioSciences, Inc. Bylaws Restated April 2019, Pacira BioSciences, Inc. Restated Certificate of Incorporation ▪ Staggered Board ▪ The directors are divided into three classes with staggered three - year terms. This prevents shareholders from replacing a majority of the board in a single year. ▪ Board members may only be removed with the support of 75% of shareholders’ votes. ▪ Shareholders are Restricted ▪ Shareholders have no right to call special meetings – only the board or CEO can call a meeting. Thereby, leaving shareholders silenced until the next annual meeting. ▪ Action by written consent is prohibited. All actions must happen at a formal meeting. This prevents shareholders from responding quickly to any market shifts, or management performance. ▪ Anti - Takeover ▪ Authorizing the issuance of “blank check” preferred stock, in which 5 , 000 , 000 preferred shares may be issued without stockholder approval . This allows the board to implement a “poison pill” to prevent an acquisition offer that shareholders might support . ▪ There is a strict advance notice requirement for board nominations, making it more difficult for shareholders to challenge the current board . Pacira ’s governance structure prioritizes Board protection, not shareholder representation.

DOMA'S HIGHLY QUALIFIED BOARD NOMINEES

Name	Key Expertise	Experience & Strategic Value Add
CHRISTOPHER DENNIS, MD, MBA	Clinical Leadership, Management, Operational	Dr. Dennis **fills a critical void** on the current Board. There is a lack of a physician executive with deep, hands-on experience in behavioral health and addiction. His dual background as a **clinician and an MBA-trained executive** allows him to evaluate Pacira's clinical pipeline through both a medical and a commercial lens.
ERIC DE ARMAS	Risk Management, Capital Allocation	Mr. de Armas brings a **deep expertise in capital allocation, operational efficiency, financial oversight and SEC compliance**, providing the board with the financial oversight necessary to optimize the balance sheet and shareholder value. His skills are essential for correcting the current overspending and lack of shareholder return.
OLIVER BENTON CURTIS III	Legal Risk Management, Litigation	Mr. Curtis provides a level of **specialized legal and regulatory oversight** that is currently missing from Pacira's board. His experience in investigating Healthcare violations can be leveraged to navigate the complex regulatory and compliance risks in the sector as well providing **oversight to protect shareholder value from legal liabilities.**

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DOMA’S ACTION PLAN 20 Pacira faces an existential threat as its flagship and mission - critical product, EXPAREL, remains caught up risky litigation, again, despite a track record of failure and a loss of approximately 38 % of Company revenues from EXPAREL . FORMATION OF SUBCOMMITTEE FINALIZE SALE AND MAXIMIZE SHAREHOLDER VALUE CEO TRANSITION APPOINTMENT OF INTERIM CEO 1. Removal of the current CEO. 2. Appointment of an Interim CEO to assist with the sales process. 3. Formation of a Board subcommittee comprised of our three Board nominees to oversee the sales process. 4. Allow shareholders to vote on the sale rather than the Board. If action isn’t taken, shareholders could be at risk of losing it all.

PROTECT YOUR INVESTMENT: VOTE THE WHITE PROXY CARD 21 Annual Meeting: June 9, 2026 We suggest shareholders vote on the WHITE proxy card to restore oversight and accountability to the Pacira Board. ELECTION OF DIRECTORS Vote FOR Christopher Dennis Eric de Armas Oliver Benton Curtis III Vote WITHHOLD Samit Hirawat Thomas Wiggans Chris Christie Other Meeting Proposals Proposal 2 : Vote FOR Reappointment of Auditors Proposal 3 : Vote AGAINST “Say on Pay” Proposal 4 : Vote AGAINST approval of the amended and restatement of the Company’s 2011 Stock Incentive Plan Proposal 5 : Vote AGAINST approval of the amendment and statement of the Company’s 2014 Employee Stock Purchase Plan

22 DISCLAIMER DOMA Perpetual LO Equity Master Fund LP (“DOMA LO Master”), DOMA Perpetual Capital Management LLC (“DOMA”), DOMA 1 LLC (“DOMA 1 “), DOMA Perpetual Partners GP LLC (“DOMA GP”), DOMA 2 LLC (“DOMA 2 “), the John Templeton Foundation (“JTF”), via its wholly - owned investment holding company, Reliability LLC, Pedro Escudero (“Mr . Escudero”), and Eric de Armas (“Mr . de Armas,” and collectively with DOMA LO Master, DOMA, DOMA 1 , DOMA GP, DOMA 2 , JTF, and Mr . Escudero, the “DOMA Parties” or “we,” “our” or “us”), and Christopher Dennis and Oliver Benton “Ben” Curtis III (collectively with the DOMA Parties, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and accompanying WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Pacira BioSciences, Inc . (“Pacira” or the “Company”) . All shareholders of the Company are advised to read the preliminary proxy statement and other documents related to the solicitation by the Participants, as they contain important information, including additional information related to the Participants . The preliminary proxy statement and an accompanying WHITE proxy card is being furnished to some or all of the Company’s shareholders and is, along with other relevant documents, available at no charge on the SEC’s website at http : //www . sec . gov/ . Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the preliminary proxy statement filed by the Participants with the SEC on May 8 , 2026 . This document is available free of charge from the SEC website . This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise) . This presentation should not be construed as legal, tax, investment, financial or other advice . The views expressed in this presentation represent the opinions of the DOMA Parties and are based on publicly available information with respect to the Company . The DOMA Parties recognize that there may be confidential information in the possession of the Company that could lead the Company to disagree with the DOMA Parties’ conclusions . Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third - party reports . The DOMA Parties have not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein . The DOMA Parties do not endorse third - party estimates or research which are used in this presentation solely for illustrative purposes . No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate . Past performance is not an indication of future results . Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third - party report . Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants . Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized . There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . The estimates, projections, pro forma information and potential impact of the opportunities identified by the DOMA Parties herein are based on assumptions that the DOMA Parties believe to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material . This presentation does not recommend the purchase or sale of any security . The DOMA Parties reserve the right to change any of their opinions expressed herein at any time as they deem appropriate . The DOMA Parties disclaim any obligation to update the data, information or opinions contained in this presentation .